                                                                      Exhibit 99






                                  JO-ANN STORES, INC.
                                  EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN


                                  FINANCIAL STATEMENTS
                                  AS OF DECEMBER 31, 1998 AND 1997
                                  TOGETHER WITH REPORT OF
                                  INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Advisory Committee of
Jo-Ann Stores, Inc. Employees'
Savings and Profit-Sharing Plan:

We have audited the accompanying statements of net assets of Jo-Ann Stores, Inc. Employees' Savings and Profit-Sharing Plan (the Plan) as of December 31, 1998 and 1997, and the related statement of changes in net assets for the year ended December 31, 1998, as listed in the accompanying index. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Plan as of December 31, 1998 and 1997, and the changes in its net assets for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes (Schedule I) and reportable transactions (Schedule II), as listed in the accompanying index, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.





Arthur Andersen LLP
Cleveland, Ohio,
   May 7, 1999.

                               JO-ANN STORES, INC.
                               -------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 1998
                                -----------------



      Statement of Net Assets as of December 31, 1998

      Statement of Net Assets as of December 31, 1997

      Statement of Changes in Net Assets for the Year Ended
         December 31, 1998

      Notes to Financial Statements

      Schedule I--Item 27a--Schedule of Assets Held for
         Investment Purposes as of December 31, 1998

      Schedule II--Item 27d--Schedule of Reportable Transactions for the Year Ended December 31, 1998

                               JO-ANN STORES, INC.
                               -------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

                             STATEMENT OF NET ASSETS
                             -----------------------

                             AS OF DECEMBER 31, 1998
                             -----------------------



                                                                          Participant Directed
                                           -----------------------------------------------------------------------------------------
                                                           Fidelity                     Intermediate      Company        Company
                                              Stock        Magellan       EB Magic         Income         Stock           Stock
                                           Index Fund        Fund           Fund            Fund          Fund A         Fund B
                                           -----------    -----------    -----------    -----------    -----------    -----------

ASSETS:
   Cash and cash equivalents               $      --      $      --      $      --      $      --      $    31,629    $    42,197

   Receivables                                    --             --             --             --           57,369            195

   Investments, at market-
     Corporate stocks                             --             --             --             --        3,761,408      1,341,976
     Key Bank-
       Victory Stock Index Fund              9,008,764           --             --             --             --             --
       Prism Fidelity Magellan Fund               --        6,506,573           --             --             --             --
       Prism Magic Fund                           --             --        4,562,256           --             --             --
       Prism Money Market Fund                    --             --          600,442           --             --             --
       Victory Intermediate Income Fund           --             --             --        2,091,176           --             --
       Loan Fund                                  --             --             --             --             --             --
                                           -----------    -----------    -----------    -----------    -----------    -----------

         Total investments, at market .      9,008,764      6,506,573      5,162,698      2,091,176      3,761,408      1,341,976

   Employer contributions receivable ..           --             --             --             --             --             --
   Participant contributions receivable         34,867         29,331         17,185         12,827         29,339          8,791
                                           -----------    -----------    -----------    -----------    -----------    -----------

         Total assets                        9,043,631      6,535,904      5,179,883      2,104,003      3,879,745      1,393,159
                                           -----------    -----------    -----------    -----------    -----------    -----------

LIABILITIES:
   Accrued expenses and other                    7,468          6,380          4,214          2,826          7,085          2,664
                                           -----------    -----------    -----------    -----------    -----------    -----------

NET ASSETS                                 $ 9,036,163    $ 6,529,524    $ 5,175,669    $ 2,101,177    $ 3,872,660    $ 1,390,495
                                           ===========    ===========    ===========    ===========    ===========    ===========


                                                        Nonparticipant Directed
                                          ------------------------------------------------------
                                              Stock          Stock         Company      Company
                                            Ownership      Ownership        Stock        Stock         Participant
                                             Fund A         Fund B         Fund A        Fund B           Loans         Total
                                          -----------    -----------    -----------    -----------    -----------    -----------

ASSETS:
   Cash and cash equivalents              $     2,941    $     2,705    $    23,860    $    75,018    $      --      $   178,350

   Receivables                                   --            1,634         43,278            344           --          102,820

   Investments, at market-
     Corporate stocks                         195,467        168,776      2,837,554      2,385,736           --       10,690,917
     Key Bank-
       Victory Stock Index Fund                  --             --             --             --             --        9,008,764
       Prism Fidelity Magellan Fund              --             --             --             --             --        6,506,573
       Prism Magic Fund                          --             --             --             --             --        4,562,256
       Prism Money Market Fund                   --             --             --             --             --          600,442
       Victory Intermediate Income Fund          --             --             --             --             --        2,091,176
       Loan Fund                                 --             --             --             --          498,680        498,680
                                          -----------    -----------    -----------    -----------    -----------    -----------

         Total investments, at market .       195,467        168,776      2,837,554      2,385,736        498,680     33,958,808

   Employer contributions receivable ..          --             --           20,444         22,341           --           42,785
   Participant contributions receivable          --             --             --             --             --          132,340
                                          -----------    -----------    -----------    -----------    -----------    -----------

         Total assets                         198,408        173,115      2,925,136      2,483,439        498,680     34,415,103
                                          -----------    -----------    -----------    -----------    -----------    -----------

LIABILITIES:
   Accrued expenses and other                    --             --            5,344         17,753           --           53,734
                                          -----------    -----------    -----------    -----------    -----------    -----------

NET ASSETS                                $   198,408    $   173,115    $ 2,919,792    $ 2,465,686    $   498,680    $34,361,369
                                          ===========    ===========    ===========    ===========    ===========    ===========




The accompanying notes to financial statements are an integral part of this statement.

                               JO-ANN STORES, INC.
                               -------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                             STATEMENT OF NET ASSETS
                             -----------------------

                             AS OF DECEMBER 31, 1997
                             -----------------------



                                                                                 Participant Directed
                                           -------------------------------------------------------------------------------------
                                                            Fidelity                    Intermediate      Company      Company
                                           Stock Index      Magellan      EB Magic         Income          Stock        Stock
                                              Fund            Fund          Fund            Fund          Fund A        Fund B
                                           -----------    -----------    -----------    -----------    -----------    -----------

ASSETS:
   Cash and cash equivalents               $      --      $      --      $      --      $      --      $   125,088    $    41,801


   Investments, at market-
     Corporate stocks                             --             --             --             --        5,054,181      1,992,482
     Key Bank-
       Victory Stock Index Fund              6,478,627           --             --             --             --             --
       Prism Fidelity Magellan Fund               --        4,045,076           --             --             --             --
       Prism Magic Fund                           --             --        4,225,657           --             --             --
       Prism Money Market Fund                    --             --          641,657           --             --             --
       Victory Intermediate Income Fund           --             --             --        1,840,669           --             --
       Loan Fund                                  --             --             --             --             --             --
                                           -----------    -----------    -----------    -----------    -----------    -----------

         Total investments, at market        6,478,627      4,045,076      4,867,314      1,840,669      5,054,181      1,992,482

   Employer contributions receivable              --             --             --             --             --             --
   Participant contributions receivable         26,486         19,581         15,284          9,691         25,585          5,973
                                           -----------    -----------    -----------    -----------    -----------    -----------

         Total assets                        6,505,113      4,064,657      4,882,598      1,850,360      5,204,854      2,040,256
                                           -----------    -----------    -----------    -----------    -----------    -----------

LIABILITIES:
   Accrued expenses and other                    3,595          2,471          2,151          1,308          4,465          1,874
                                           -----------    -----------    -----------    -----------    -----------    -----------

NET ASSETS                                 $ 6,501,518    $ 4,062,186    $ 4,880,447    $ 1,849,052    $ 5,200,389    $ 2,038,382
                                           ===========    ===========    ===========    ===========    ===========    ===========


                                                              Nonparticipant Directed
                                           --------------------------------------------------------
                                             Stock          Stock         Company        Company
                                            Ownership      Ownership       Stock          Stock       Participant
                                             Fund A         Fund B        Fund A          Fund B         Loans          Total
                                           -----------    -----------    -----------    -----------    -----------    -----------

ASSETS:
   Cash and cash equivalents               $     3,188    $     3,099    $    94,364    $    68,201    $     4,975    $   340,716

   Investments, at market-
     Corporate stocks                          293,818        272,668      3,812,804      3,250,892    $      --       14,676,845
     Key Bank-
       Victory Stock Index Fund                   --             --             --             --             --        6,478,627
       Prism Fidelity Magellan Fund               --             --             --             --             --        4,045,076
       Prism Magic Fund                           --             --             --             --             --        4,225,657
       Prism Money Market Fund                    --             --             --             --             --          641,657
       Victory Intermediate Income Fund           --             --             --             --             --        1,840,669
       Loan Fund                                  --             --             --             --          402,844        402,844
                                           -----------    -----------    -----------    -----------    -----------    -----------

         Total investments, at market          293,818        272,668      3,812,804      3,250,892        402,844     32,311,375

   Employer contributions receivable              --             --           16,690         16,587           --           33,277
   Participant contributions receivable           --             --             --             --             --          102,600
                                           -----------    -----------    -----------    -----------    -----------    -----------

         Total assets                          297,006        275,767      3,923,858      3,335,680        407,819     32,787,968
                                           -----------    -----------    -----------    -----------    -----------    -----------

LIABILITIES:
   Accrued expenses and other                     --             --            3,480          3,057           --           22,401
                                           -----------    -----------    -----------    -----------    -----------    -----------

NET ASSETS                                 $   297,006    $   275,767    $ 3,920,378    $ 3,332,623    $   407,819    $32,765,567
                                           ===========    ===========    ===========    ===========    ===========    ===========




The accompanying notes to financial statements are an integral part of this statement.

                               JO-ANN STORES, INC.
                               -------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

                       STATEMENT OF CHANGES IN NET ASSETS
                       ----------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      ------------------------------------

                                                                           Participant Directed
                                            -------------------------------------------------------------------------------------
                                              Stock         Fidelity                  Intermediate      Company        Company
                                              Index         Magellan      EB Magic       Income          Stock          Stock
                                              Fund           Fund          Fund           Fund          Fund A          Fund B
                                           -----------   -----------    -----------    -----------   -----------    -----------
INCREASES:
   Interest and dividend income            $   919,985   $      (181)   $     6,357    $   107,431   $     7,865    $     3,445
   Employer contributions                         --            --             --             --            --             --
   Participant contributions                 1,019,729       869,109        484,057        323,208       797,359        234,019
   Realized gains on sale of investments       196,587       115,477         75,117          6,309       286,055         67,431
   Unrealized gains on investments             776,090     1,412,339        212,666         26,331          --             --
                                           -----------   -----------    -----------    -----------   -----------    -----------
                                             2,912,391     2,396,744        778,197        463,279     1,091,279        304,895
                                           -----------   -----------    -----------    -----------   -----------    -----------

DECREASES:
   Distributions to former participants        580,570       325,026        408,350        264,852       386,230        134,007
   Administrative expenses                      18,367        14,788         10,570          6,869        29,287         11,152
   Unrealized losses on investments               --            --             --             --       1,614,920        699,336
   Other                                          --            --             --             --            --             --
                                           -----------   -----------    -----------    -----------   -----------    -----------
                                               598,937       339,814        418,920        271,721     2,030,437        844,495
                                           -----------   -----------    -----------    -----------   -----------    -----------

NET INCREASE (DECREASE) FOR THE YEAR         2,313,454     2,056,930        359,277        191,558      (939,158)      (539,600)

BALANCE, BEGINNING OF YEAR                   6,501,518     4,062,186      4,880,447      1,849,052     5,200,389      2,038,382

NET INTERFUND TRANSFERS                        221,191       410,408        (64,055)        60,567      (388,571)      (108,287)
                                           -----------   -----------    -----------    -----------   -----------    -----------

BALANCE, END OF YEAR                       $ 9,036,163   $ 6,529,524    $ 5,175,669    $ 2,101,177   $ 3,872,660    $ 1,390,495
                                           ===========   ===========    ===========    ===========   ===========    ===========


                                                                                Nonparticipant Directed
                                            -------------------------------------------------------------------------------
                                              Stock            Stock        Company        Company
                                            Ownership        Ownership       Stock          Stock      Participant
                                              Fund A          Fund B        Fund A          Fund B          Loans         Total
                                            -----------    -----------    -----------    -----------    -----------   -----------
INCREASES:
   Interest and dividend income             $       143    $       162    $     5,934    $     6,124    $    37,405   $ 1,094,670
   Employer contributions                          --             --          513,898        518,375           --       1,032,273
   Participant contributions                     66,805         67,282           --             --             --       3,861,568
   Realized gains on sale of investments         14,638         13,731        215,796        119,877           --       1,111,018
   Unrealized gains on investments                 --             --             --             --             --       2,427,426
                                            -----------    -----------    -----------    -----------    -----------   -----------
                                                 81,586         81,175        735,628        644,376         37,405     9,526,955
                                            -----------    -----------    -----------    -----------    -----------   -----------

DECREASES:
   Distributions to former participants          87,407         87,227        291,367        238,234         29,760     2,833,030
   Administrative expenses                         --             --           22,094         19,825           --         132,952
   Unrealized losses on investments              90,868         96,600      1,218,273      1,243,265           --       4,963,262
   Other                                          1,909           --             --             --             --           1,909
                                            -----------    -----------    -----------    -----------    -----------   -----------
                                                180,184        183,827      1,531,734      1,501,324         29,760     7,931,153
                                            -----------    -----------    -----------    -----------    -----------   -----------

NET INCREASE (DECREASE) FOR THE YEAR            (98,598)      (102,652)      (796,106)      (856,948)         7,645     1,595,802

BALANCE, BEGINNING OF YEAR                      297,006        275,767      3,920,378      3,332,623        407,819    32,765,567

NET INTERFUND TRANSFERS                            --             --         (204,480)        (9,989)        83,216          --
                                            -----------    -----------    -----------    -----------    -----------   -----------

BALANCE, END OF YEAR                        $   198,408    $   173,115    $ 2,919,792    $ 2,465,686    $   498,680   $34,361,369
                                            ===========    ===========    ===========    ===========    ===========   ===========



The accompanying notes to financial statements are an integral part of this statement.

                               JO-ANN STORES, INC.
                               -------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1998 AND 1997
                           --------------------------



1. SUMMARY OF PLAN:

The original Jo-Ann Stores, Inc. Employees' Savings and Profit-Sharing Plan was adopted as of September 1, 1974, and has been amended on occasion in order to, among other things, maintain compliance with the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Effective July 1, 1998, employees of the former House of Fabrics, Inc., which was acquired by Jo-Ann Stores, Inc., (the Company) during 1998, are able to participate in the Plan. The principal provisions of the Plan are as follows:

ELIGIBILITY

All active employees of the Company and its wholly owned subsidiaries that have adopted the Plan, who have been continuously employed by the Company for a period of one year, have attained the age of 21, have completed at least 1,000 hours of service and are not members of a recognized collective bargaining organization, are eligible to participate in the Plan.

DEFERRED INCOME CONTRIBUTIONS

Pursuant to a Salary Reduction Agreement permitted under Section 401(k) of the Internal Revenue Code (IRC), plan participants may elect to defer from 1% to 10% of their compensation, subject to an annual limitation under the IRC, and such amounts will be contributed to the Plan by the Company as deferred income contributions.

EMPLOYER MATCHING CONTRIBUTIONS

The Company will contribute to the Plan, subject to the forfeiture provision outlined below, an adjustable percentage of the deferred income contributions made by participants, (up to a 4% employee deferred compensation contribution), as well as such additional amounts as the Board of Directors may determine. These contributions are allocated among participants in proportion to the deferred income contributions made on their behalf for such period and credited to their separate accounts.

The Company's matching contribution can range from 0% to 100% and can be modified prior to the beginning of a month by the Company. For the 1998 and 1997 plan years, the Company's matching contribution was 50% of the first 4% contributed by participants. All Company matching contributions are in the form of common stock of the Company and are invested in the Company Stock Fund A and Company Stock Fund B.

Company contributions are funded only to the extent that they exceed cumulative forfeitures of participants terminated from the Plan. Such forfeitures amounted to $24,342 in 1998.

INVESTMENT OF EMPLOYEE CONTRIBUTIONS

Under the Plan, each participant selects the manner in which deferred income contributions to their account are to be invested. Contributions are invested in 5% increments, up to 100%, in any one of the following investment options:

     a. Victory Stock Index Fund -- Investments are made in a portfolio of stocks attempting to match the Standard & Poor's 500 index with a rate of return that may fluctuate substantially and providing for no guarantee against loss.

     b. Prism Fidelity Magellan Fund -- Investments are made in common stocks of domestic, foreign and multi-national companies believed to have growth potential and providing for no guarantee against loss.

     c. Prism EB Magic Fund -- Investments are made in investment contracts issued by insurance companies and banks providing for stability of principal and attractive rates of interest.

     d. Victory Intermediate Income Fund -- Investments are made in investment-grade debt securities issued by corporations and obligations of the U.S. Government and its agencies or instrumentalities dependent upon the prevailing interest rates and providing for a lower risk of loss.

     e. Company Stock Fund A -- Investments are made in Jo-Ann Stores, Inc. Class A common stock and providing for no guarantee against loss.

     f. Company Stock Fund B -- Investments are made in Jo-Ann Stores, Inc. Class B common stock and providing for no guarantee against loss.

A participant may change his investment election with respect to future contributions and, separately, past contributions on a monthly basis.

PAYSOP CONTRIBUTIONS

Prior to February 1, 1987, the Company made PAYSOP contributions to the Stock Ownership Fund for each year in an amount equal to the tax credit available under Section 44G of the IRC. This tax credit was eliminated by the Tax Reform Act of 1986 and, therefore, the Company no longer makes PAYSOP contributions. Distributions of the PAYSOP account balances to terminated participants are made in shares of Company common stock unless otherwise specified by the participant.

VESTING REQUIREMENTS

Participants' deferred income contributions, together with earnings thereon, vest immediately. All other Company contributions, plus earnings thereon, vest over a four-year period based on years of service, as defined by the Plan agreement. A participant's entire interest in the Plan becomes fully vested upon his death while employed, attainment of age 65 or permanent and total disability.

TRUSTEE'S FEES AND OTHER EXPENSES

Generally, costs incident to the purchase and sale of securities, such as brokerage commissions and stock transfer taxes, are paid by the respective funds. Other costs and expenses incurred in administering the Plan, including fees of the trustee, are generally paid by the Plan.

TERMINATION

Although it has not expressed any intent to do so, the Board of Directors, without further approval of shareholders, has the right to discontinue its contributions at any time and to terminate the Plan, subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

2. SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF ACCOUNTING

The accompanying financial statements are prepared on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The assets included in the Statements of Net Assets are stated at their market values as of December 31, 1998 and 1997. Schedule I summarizes the Plan's investments held at December 31, 1998.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. TAX STATUS:

The Internal Revenue Service has determined and informed the Company, by letter dated February 20, 1997, that the Plan complies with applicable sections of the IRC.

4. INFORMATION CERTIFIED BY TRUSTEE:

The trustee, Key Trust Company of Ohio, N.A., maintains records of investment transactions and participant accounts and determines the valuation of the investment portfolio of each fund. Information with respect to (1) investments included in the Statements of Net Assets and the Schedule of Assets Held for Investment Purposes (Schedule I), (2) all items included in the Statement of Changes in Net Assets, and (3) the Schedule of Reportable Transactions (Schedule
II) has been certified by the trustee as being complete and accurate.

5. PARTY-IN-INTEREST TRANSACTIONS:

During the years ended December 31, 1998 and 1997, there were no prohibited transactions with a party-in-interest, as defined by ERISA.

                                      -4-
6. REPORTABLE TRANSACTIONS:

Schedule II summarizes the Plan's reportable transactions for the year ended December 31, 1998. As defined by ERISA, a reportable transaction is a transaction or series of transactions in one security involving amounts in excess of 5% of the market value of the Plan's net assets as of the beginning of the Plan year.

7. SUBSEQUENT EVENT:

On March 1, 1999, the Company switched from Key Trust Company of Ohio, N.A., as trustee of the Plan to Institutional Trust Company, a subsidiary of Invesco Retirement Plan Services. The Plan participants may now elect to defer from 1% to 15 % of their compensation. The fair market value of the total investments was transferred to Institutional Trust Company on the effective date as follows:

            Key Trust Company Fund          Institutional Trust Company Fund
              Transferred From:                  Transferred To:
         -----------------------------      -------------------------------

         Prism EB Magic Fund                   IRT Stable Value Fund
         Victory Intermediate Income           Pegasus Bond Fund
            Fund
         Victory Stock Index Fund              IRT 500 Index Fund
         Prism Fidelity Magellan Fund          AIM Blue Chip Fund
         Company Stock Fund A                  Company Stock Fund A
         Company Stock Fund B                  Company Stock Fund B

                                                                      SCHEDULE I


                               JO-ANN STORES, INC.
                               -------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


            ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
            ---------------------------------------------------------

                             AS OF DECEMBER 31, 1998
                             -----------------------


                   EMPLOYER IDENTIFICATION NUMBER: 34-0720629
                   ------------------------------------------

                                PLAN NUMBER: 001
                                ----------------


                                                                         Market
              Description                                    Cost        Value
--------------------------------------------             ----------   ------------
Victory Stock Index Fund                                 $6,391,327    $9,008,764

Prism Fidelity Magellan Fund                              4,175,089     6,506,573

EB Magic Fund                                             4,024,361     4,562,256

Prism Money Market Fund                                     555,382       600,442

Victory Intermediate Income Fund                          2,040,224     2,091,176

JoAnn Stores, Inc. Class A common stock                   5,306,108     6,794,429

JoAnn Stores, Inc. Class B common stock                   3,002,548     3,896,488

Prism Money Market Fund                                     178,350       178,350

*Loan Fund, interest rates varying from 8.75% to 9.5%       498,680       498,680

*Represents a party-in-interest



              The accompanying notes to financial statements are an
                         integral part of this schedule.

                                                                     SCHEDULE II


                               JO-ANN STORES, INC.
                               -------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                  ITEM 27D--SCHEDULE OF REPORTABLE TRANSACTIONS
                  ---------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      ------------------------------------


                   EMPLOYER IDENTIFICATION NUMBER: 34-0720629
                   ------------------------------------------

                                PLAN NUMBER: 001
                                ----------------



                                                                 Purchase/Sale   Cost of         Net
                      Description                                   Price         Asset         Gain
------------------------------------------------                --------------   ----------   ----------
   SALES:
       EB Magic Fund                                               $2,660,433    $2,660,433   $    --
       Prism Fidelity Magellan Fund                                   407,988       307,841      100,147
       Victory Stock Index Fund                                       655,772       463,021      192,751


   PURCHASES:
       EB Magic Fund                                                2,503,042     2,503,402        --
       Prism Fidelity Magellan Fund                                 1,331,668     1,331,668        --
       Victory Stock Index Fund                                     2,213,233     2,213,233        --



              The accompanying notes to financial statements are an
                         integral part of this schedule.